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                                                                       EXHIBIT 1
                                                                       ---------


                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

       This Amendment No. 1 to Rights Agreement ("Amendment No. 1") is made by and between Cytyc Corporation, a Delaware corporation (the "Company"), and BankBoston N.A., as Rights Agent (the "Rights Agent") as of the 22nd day of June, 1998. Reference is made to the Rights Agreement dated as of August 27, 1997 (the "Agreement") between the parties. Capitalized terms not defined herein shall have the respective meaning ascribed to them in the Agreement.

       In accordance with Section 27 of the Agreement, the Company hereby desires to amend the Agreement as follows:

       1. Effective immediately, the Rights Agreement is hereby amended to (i) delete all references to "Continuing Director" or "Continuing Directors" and inserting in place thereof "Director" or "Directors" and (ii) delete Section 1(o) in its entirety.

       2. Except as specifically amended and set forth herein, the Agreement shall remain unchanged and in full force and effect in accordance with its terms.

       3. By execution of this Amendment No. 1, the Company hereby certifies to the Rights Agent that the amendments to the Agreement reflected herein comply with Section 27 of the Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered as of the date first written above.


                                   CYTYC CORPORATION


                                   By:  /s/ Patrick J. Sullivan
                                        -----------------------
                                   Name:   Patrick J. Sullivan
                                   Title:  President and Chief Executive
                                           Officer

                                   BANKBOSTON, N.A., as Rights Agent


                                   By:  /s/ Tyler Haynes
                                        ----------------
                                   Name:   Tyler Haynes
                                   Title:  Administration Manager

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